EXHIBIT 23.2




	                             Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Unifi, Inc. for the registration of 2,000,000 shares of its common stock pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-qualified Stock Option Plan of our report dated July 16, 1996, with respect to the consolidated financial statements of Unifi, Inc. incorporated by reference in its Annual Report (Form 10K) for the year-ended June 30, 1996, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




Greensboro, North Carolina                                Ernst & Young LLP
September 3, 1997